COMMITMENT AGREEMENT BETWEEN THE COMPANY AND TTI



                              COMMITMENT AGREEMENT


         THIS COMMITMENT AGREEMENT ("Commitment") is entered into effective as of the 1st day of August, 1995, by and between TRANSWORLD TELECOMMUNICATIONS, INC., a Pennsylvania corporation ("Transworld") and WIRELESS CABLE & COMMUNICATIONS, INC., a Nevada corporation ("Wireless"), with reference to the following:
         A. Wireless was recently formed by Transworld for the purpose of holding, acquiring and developing wireless cable television rights and other communications-oriented businesses in the United States and in foreign countries.
         B. Pursuant to the terms of that certain Agreement and Plan of Reorganization (the "Plan") dated of even date herewith, Transworld assigned, conveyed and contributed to Wireless, in exchange for 3,500,000 of Wireless's common shares, par value $.01 (the "Wireless Shares"), certain rights in and to wireless cable television rights in the United States and New Zealand, together with certain miscellaneous other assets.
         C. In order to provide for the efficient and effective administration and operation of Wireless in the conduct of its business, including, specifically, the acquisition of certain assets, equipment and rights necessary to build-out its wireless cable television business, Transworld as agreed and committed to loan to Wireless, during the 12 month period beginning as of the date hereof, up to a total of One Million United States Dollars (U.S. $1,000,000), subject to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the foregoing recitals and other valuable consideration, Transworld and Wireless agree as follows:
         1. Commitment. Subject to the provisions of paragraph 4 below, Transworld hereby commits to loan to Wireless up to a maximum of U.S. $1,000,000, or any portion thereof, at any time, and from time to time, between the date hereof and the first annual anniversary of this Commitment. All amounts advanced by Transworld pursuant to the terms of this Commitment (i) shall be advanced in accordance with its terms and shall be repaid to Transworld, together with interest thereon (and such additional advances, costs and charges as may become due and owning under the terms of this Commitment), from time to time as hereinafter provided, (ii) shall, at the election of Transworld, be evidenced by one or more promissory notes (the "Notes") containing standard commercial loan provisions not inconsistent with the terms of this Commitment; and (iii) shall be subject to the following terms and conditions:
                  (a) Interest Rate. All amounts advanced hereunder shall bear interest at the rate of eight (8%) per annum until repaid in full.
                  (b) Payment Terms. The amounts advanced hereunder shall be due and payable in full on August 1, 2001. At the option of Wireless, and subject to the conditions and terms provided herein, such obligation may be converted to a term loan, which shall be payable in monthly payments of principal and interest, with a maturity date ten (10) years from the first day of the month following the conversion to the term loan. The monthly payment of principal and interest for the term loan shall be based upon a ten (10) year monthly payment amortization. In order for the amounts advanced hereunder to be extended and converted into a term loan (i) Wireless shall not be in default under this Commitment, or any of the documents executed in connection with this Commitment (collectively, the "Commitment Documents"); (ii) there shall be no material change in Wireless's financial condition which Transworld shall reasonably determine to be materially adverse to Wireless or to materially increase Transworld's risk of non-payment or non-performance hereunder or under any of the Commitment Documents; (iii) the construction and build-out of the business of Wireless shall, in the sole opinion of Transworld, be substantially in accordance with the terms and conditions of a projected schedule of build-out as agreed to by the parties; and
(iv) Wireless shall provide to Transworld all requested documentation relating to the Commitment hereunder, including the uses of the proceeds advanced pursuant to this Commitment,
         2. Use of Advances. Wireless shall use the amounts advanced hereunder solely for the purposes of (i) acquiring, owning, building-out and operating wireless cable television systems and operations in the United States and in foreign countries, including without limitation, New Zealand; (ii) for the payment of general administrative and office expenses incurred by Wireless in connection with those operations (including salaries of employees, management and officers of Wireless), all in accordance with the budget to be agreed upon by the parties; and (iii) for such other purposes as Transworld shall agree to in writing. No amounts advanced hereunder shall be used for general investments unless such investment is for a period of not more than 30 days and pending expenditure of such funds for the purposes set forth in this paragraph.
         3. Security. Upon the request of Transworld at any time during the term of this Commitment or at any time before the payment in full of all amounts advanced hereunder, Wireless shall grant to Transworld a security interest in and to all or part of its assets, contracts, accounts receivable, equipment, cash, marketable securities, general intangibles, lease and license rights, subscription contract rights and interest in all personal or real property. Unless otherwise agreed to in writing by Transworld, the security interest(s) granted hereunder shall be first priority security interests.

         4. Further Commitments. Transworld shall have the right, but not the obligation, to fund after an Event of Default (as defined below) under this Commitment, amounts in excess of or amounts constituting part of the Commitment, from time to time, to pay accrued and unpaid interest, to complete construction or build-out of Wireless's wireless cable operations or to correct any defaults of Wireless in any of the Commitment Documents. Any such amounts so funded shall be deemed to be part of this Commitment, shall bear interest at the interest rate specified in paragraph 1(a) and, if a security interest in the property of Wireless has been granted to Transworld in accordance with the provisions of paragraph 3 above, shall also be secured by such assets. Promptly upon Transworld's request, Wireless hereby agrees to execute any additional Notes or other additional Commitment Documents (or modifications thereto) in favor of Transworld, which shall further evidence and secure the amounts funded in accordance with this paragraph.
         5. Conditions For and Use of Loan Commitment Proceeds. In addition to the other requirements set forth herein, Transworld shall be obligated to make disbursements to or for the benefit of Wireless under this Commitment if, and only so long as, all of the following conditions are satisfied at the time of such disbursement:
                  (a) Full Compliance. Wireless is in full compliance with all of its obligations under the Commitment Documents, and no event has occurred which constitutes or would, with the passage of time or giving of notice or both, constitute an event of default under any of the Commitment Documents.
                  (b) No Suits. There are no actions, suits or proceedings pending or, to Wireless's knowledge, threatened against or affecting Wireless or its business operations, at law or in equity, or before any governmental authority, which if adversely determined would impair the ability of Wireless to complete the build-out and operation of its wireless cable operations in accordance with the provisions hereof and to pay, when due, any amounts which become payable under the Commitment Documents.
                  (c) Compliance with Laws. Wireless shall be in compliance with all material federal, state, national and local laws, statutes, acts, ordinances, rules, regulations and any other requirements governing its business.
                  (d) Financial Disclosure. Wireless shall be in compliance with the financial disclosure requirements set forth in paragraph 7.
                  (e) Security Documents. If requested by Transworld under paragraph 3, Wireless has submitted to Transworld all security documents and other instruments, agreements or certificates, necessary or appropriate to grant and perfect Transworld's security interest in Wireless's assets.
                  (f) Request for Advance. Transworld shall have received from Wireless a completed Request for Advance, in a form reasonably acceptable to Transworld and as described in paragraph 6.
                  (g) No Breach of Commitment Documents. Wireless shall not be breach of any of the representations, warranties or covenants set forth in the Commitment Documents.
                  (h) Available Advancement Amounts. Transworld shall have Advanceable Amounts, as hereafter defined, sufficient for such advance. As used herein, the term "Advanceable Amounts" shall be such amounts from Transworld's cash flow, accounts receivable and/or other amounts payable to it as its shall reasonably (and in its sole discretion) determine are available for advance to Wireless pursuant to the terms of this Commitment without materially and adversely affecting Transworld's ability to conduct its ongoing business operations and meet its obligations as they become due. Advanceable Amounts shall be determined by Transworld on a monthly basis or more frequently as may be required in order to meet the requirements of this Commitment and, upon

Wireless's request, Transworld shall deliver to Wireless within 5 days of such request a statement showing such Advanceable Amounts. Nothing in this Commitment or in any of the Commitment Documents shall require Transworld to advance to Wireless any amounts in excess of the Advanceable Amounts. Notwithstanding the foregoing, Transworld believes that the Advanceable Amounts available to it during the term of this Commitment shall be sufficient to fund the entire commitment specified in paragraph 1 above.
         6. Request for Advances and Method of Disbursement. Wireless shall submit Requests for Advances to Transworld in such form as shall be reasonably acceptable to Transworld. Each such Request for Advance shall be delivered to Transworld at least ten (10) days before the date the advance is desired, and Wireless shall be entitled only to such amount as may be approved by Transworld. All Requests for Advances shall constitute a representation and warranty by Wireless to Transworld that all representations and warranties of Wireless in the Commitment Documents are true at the time of and as if the Requests for Advance, and that all funds previously disbursed by Transworld to or on behalf of Wireless hereunder have been expended for the purposes set forth herein. Disbursements pursuant to any Request for Advance may be made by Transworld, at its election, (i) by crediting Wireless's deposit account(s) with the amount of such disbursement, (ii) by delivering funds to Wireless jointly with any materialman, laborer or subcontractor engaged in the business of building-out Wireless's wireless cable televisions systems, or (iii) by delivering funds to any subcontractor, materialman or creditor of Wireless, for the benefit of Wireless, as Transworld reasonably determines is entitled to payment in connection with the business of Wireless.
         7. Accounting and Financial Records and Statements. Wireless agrees to keep detailed accounts and records in accordance with sound accounting practices, and to make available to Transworld at reasonable times all books, statements, invoices, receipted bills, orders and other records relating to its business operations, and to furnish Transworld, upon Transworld's request, with copies of the same. During such time as any amounts advanced hereunder shall remain unpaid to Transworld, Wireless shall submit to Transworld full and complete financial statements for Wireless in accordance with the requirements set forth below. All statements submitted to Transworld shall be prepared in accordance with generally accepted accounting principles applied on a consistent basis. The financial statements to be furnished to Transworld shall be as follows:
                  (a) Within ninety (90) days of the end of Wireless's fiscal year, copies of its audited financial statements, including without limitation a balance sheet and statement of income and loss.
                  (b) Within sixty (60) days of the end of each fiscal quarter, unaudited copies of its financial statements, including balance sheets and statements of income or loss.
                  (c) All financial statements shall include such schedules and footnotes as shall be necessary to present fully or explain the information contained in the financial statements.
                  (d) If Wireless is a reporting company in accordance with the rules and regulations of the Securities Exchange Act of 1934, it shall also provide to Transworld its annual report to stockholders on Form 10-K and/or 10-KSB.
         8. Events of Default. Upon the occurrence of any event of default, as defined below, Wireless shall have the right to cure any monetary default within ten (10) days after the due date without such event otherwise constituting a default, and for any non-monetary default Wireless will have the opportunity to cure that default within thirty (30) days after written notice to Wireless of that event of default. If Wireless is reasonably and diligently acting to cure a non-monetary default, the event shall not be an event of default. The following constitute events of default (the "Events of Default"):

                  (a) Non-Payment. The failure to pay in full, when due, any payment required hereunder or under any note or any other Commitment Document.
                  (b) Advance Condition. The failure of Wireless to satisfy any condition to its right to its receipt of an advance hereunder for a period in excess of thirty (30) days after the request for such advance.
                  (c) Breach. The breach or default by Wireless of or under any covenant, warranty, agreement, representation, performance or requirement contained in this Commitment or the Commitment Documents, or if any covenant, warranty, agreement or representation by Wireless shall prove to be false or misleading.
                  (d) Suit. A suit shall be filed against Wireless which, if adversely determined, could substantially impair the ability of Wireless to pay and perform each of its obligations under and by virtue of the Commitment Documents.
                  (e) Insolvency. The filing of any petition of the commencement of any case or proceeding by or against Wireless under any federal or state law relating to insolvency, bankruptcy or reorganization, unless such petition in the case or proceeding initiated thereby is dismissed within thirty (30) days from the date of such filing; or an adjudication that Wireless is insolvent or bankruptcy; or the entry of an order for relief under the federal bankruptcy code with respect to Wireless; or the appointment of or the taking of possession by a custodian, trustee or receiver for all or any assets of Wireless, unless such appointment is vacated or dismissed or such possession is terminated within thirty (30) days from the date of such appointment or the commencement of such possession.

Upon the occurrence any of any Event of Default which remains uncured as described above, Transworld's obligation to make further disbursements of the proceeds under this Commitment shall cease and it shall have the right, in addition to all other rights and remedies available to lenders or creditors under federal or state law, to accelerate the payment of any Notes issued in accordance with terms of the Commitment Documents, appoint a receiver or seek appointment of a receiver, or exercise any other right or privilege or remedy available to it provided by applicable law or in equity.
         9.       Miscellaneous.
                  (a) Governing Law. This Commitment and the rights and obligations of the parties to it shall be governed by and be construed in accordance with the laws of the State of Utah.
                  (b) Binding Agreement. This Commitment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party's obligations and rights under this Commitment are assignable without the prior written consent of the other party.
                  (c) Amendment. This Commitment may be amended or modified only by written agreement executed by all of the parties to it.
                  (d) Integration. No oral covenants, agreements, representations or warranties of any kind whatsoever have been made by any party hereto except as specifically set forth in this Commitment. This Commitment (and the other Commitment Documents) constitutes a single, integrated written contract expressing the entire agreement of the parties hereto relative to the subject matter hereof.
                  (e) Counterpart Execution. This Commitment, including facsimile transmissions of it, may be executed in separate counterparts and shall be effective when such counterparts have been exchanged among the parties.

                  (f) Survival of Representations. All representations and warranties contained in this Commitment shall survive the execution and performance of this Commitment.
                  (g) Duty to Cooperate. The parties hereto shall cooperate fully with one another in order to effectuate the terms and conditions of this Commitment and they shall take all such actions and execute any and all documents, and vote in favor of all such proposals, as shall be necessary or appropriate to effectuate the intent and purposes of this Commitment.
                  (h) Attorneys' Fees and Costs. If any party to this Commitment employs attorneys (i) to remedy, prevent or obtain relief from a breach or default of this Commitment, or (ii) because of a breach or default of this Commitment, the defaulting or breaching party shall reimburse upon demand to the prevailing party all of the prevailing party's reasonable attorneys' fees, whether or not suit is filed, and including, without limitation, those fees incurred in any and all appeals and petitions therefrom.
                  (i) Facsimile (Fax) Documents. Facsimile transmission of any signed original document and retransmission of any signed facsimile transmission shall be the same as delivery of an original.

                                            TRANSWORLD TELECOMMUNICATIONS, INC.


                                            By: /s/ Troy D'Ambrosio
                                            Its: Vice President



                                           WIRELESS CABLE & COMMUNICATIONS, INC.


                                            By: /s/ Lance D'Ambrosio
                                            Its: President